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                                                                Exhibit (4)(A)



                              MANAGEMENT AGREEMENT


     AGREEMENT made this _____ day of __________, 1999, by and between MERRILL LYNCH GLOBAL FINANCIAL SERVICES FUND, INC., a Maryland corporation (hereinafter referred to as the "Fund"), and MERRILL LYNCH ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Investment Adviser").

                              W I T N E S S E T H:

     WHEREAS, the Fund is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Fund desires to retain the Investment Adviser to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, to the Fund and the Investment Adviser hereby agree as follows:

                                   ARTICLE I

                        DUTIES OF THE INVESTMENT ADVISER

     The Fund hereby employs the Investment Adviser to act as a manager and investment adviser of the Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Fund, for the period and on the terms and conditions set-forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.
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     (a) Management Services.  The Investment Adviser shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Fund including administering shareholder accounts and handling shareholder relations. The Investment Adviser shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Investment Adviser, subject to review by the Board of Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, pricing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser shall generally monitor the Fund's compliance with investment policies and restrictions as set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information," respectively). The Investment Adviser shall make reports to the Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

     (b) Investment Advisory Services. The Investment Adviser shall provide the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures, other instruments or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Investment Adviser shall make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Directors at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Directors and set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment

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Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund is affiliated.

     (c) Notice Upon Change in Partners of Investment Adviser. The Investment Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Fund of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

     (a) The Investment Adviser. The Investment Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligation under this Agreement, and shall at its own expense, provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Fund and all Directors of the Fund who are affiliated persons of the Investment Adviser.

     (b) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund (except for the expenses paid by the Distributor), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, prospectuses, and statements of additional information, charges of the Custodian, any Sub-Custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Investment Adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. It is also understood that the Fund will reimburse the Investment Adviser for its costs in providing accounting services to the Fund. The Distributor will pay certain of the expenses of the Fund in connection with the continuous offering of Fund shares.

                                  ARTICLE III

                     COMPENSATION OF THE INVESTMENT ADVISER

     Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Investment Adviser, the Fund shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information at the annual rate of 0.75 of 1.0% (0.75%) of the average daily net assets of the Fund, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before

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the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. During any period when the determination of net asset value is suspended by the Board of Directors, the average net asset value of a share for the last week prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding week until it is again determined.

                                   ARTICLE IV

                             Sub-Advisory Agreement

     The Investment Adviser may enter into a separate sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") in which the Investment Adviser may contract for sub-advisory services and pay MLAM U.K. compensation for its services out of the compensation received hereunder pursuant to Article III. Such sub-advisory agreement will be coterminous with this Investment Advisory Agreement.

                                   ARTICLE V

               LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER

     The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article V, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Investment Adviser and such affiliates.

                                   ARTICLE VI

                      ACTIVITIES OF THE INVESTMENT ADVISER

     The services of the Investment Adviser to the Fund are not to be deemed to be exclusive: the Investment Adviser and any person controlled by or under common control with the Investment Adviser (for purposes of this Article VI referred to as "affiliates") are free to render services to others. It is understood that Board of Directors, officers, employees and shareholders of the Fund are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners, and shareholders or otherwise and that directors, officers, employees, partners, and shareholders of the Investment Adviser and its affiliates are or may become similarly interested in the Fund, and that the Investment Adviser and directors, officers, employees, partners, and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

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                                  ARTICLE VII

                   DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become effective as of the date first above written and shall remain in force until the second anniversary hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VIII

                          AMENDMENTS OF THIS AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE IX

                          DEFINITIONS OF CERTAIN TERMS

     The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE X

                                 GOVERNING LAW

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                         MERRILL LYNCH GLOBAL FINANCIAL SERVICES FUND, INC.


                         By:
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                                     (signature)

                         Name:
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                         Title:
                            ----------------------------------------------


                         MERRILL LYNCH ASSET MANAGEMENT, L.P.


                         By:
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                                     (signature)

                         Name:
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                         Title:
                            ----------------------------------------------

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